SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            Ridgewood Financial, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                New Jersey                              22-3616280
 ---------------------------------------  --------------------------------------
(State of Incorporation or Organization)              (IRS Employer
                                                   Identification No.)

            55 North Broad Street
            Ridgewood, New Jersey                         07450
----------------------------------------  --------------------------------------
(Address of Principal Executive Offices)                (Zip Code)


If this form relates to the registration  If this form relates to the
of a class of securities pursuant to      registration of a class of securities
Section 12(b) of the Exchange Act and     pursuant to Section 12(g) of the
is effective pursuant to General          Exchange Act and is effective
Instruction A.(c), please check the       pursuant to General Instruction A.(d),
the following box. |_|                    please check the following box. |X|


Securities Act registration statement file number to which this form relates:
333-62363

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                          Name of Each Exchange on Which
To be so Registered                          Each Class is to be Registered
-------------------                          ------------------------------
None                                                       N/A


Securities to be registered pursuant to Section 12(g) of the Act:


Common Stock, par value $0.10 per share
---------------------------------------
         (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1. Description of Registrant's Securities to be Registered

         The information set forth under the captions "Certain Restrictions on Acquisition of the Company" and "Description of Capital Stock" in the registrant's Prospectus included in Part I of the registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 27, 1998, and as amended on October 21, 1998 (File No. 333-62363), is hereby incorporated by reference in response to this Item 1.

Item 2. Exhibits

Exhibit           Description
-------           -----------

   1              Certificate of Incorporation of Ridgewood Financial, Inc.*

   2              Bylaws of Ridgewood Financial, Inc.*

---------------------

*    Incorporated   herein  by  reference  to  Exhibits  3(i)   (Certificate  of
     Incorporation) and 3(ii) (Bylaws) to the Registration Statement of Ridgewood Financial, Inc. (Registration No. 333-62363), filed with the Securities and Exchange Commission on August 27, 1998.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       RIDGEWOOD FINANCIAL, INC.



Date: December 8, 1998                By:   /s/ Susan E. Naruk
                                          --------------------------------------
                                                 Susan E. Naruk, President
                                                (Duly Authorized Representative)